CUSIP No. 03662X 10 0
Exhibit A
JOINT FILING STATEMENT
I, the undersigned, hereby express my agreement that the attached Schedule 13D (and any amendments thereto) relating to the common stock of Answers Corporation is filed on behalf of each of the undersigned.
Dated: October 28, 2008

REDPOINT OMEGA, L.P.

By:	Redpoint Omega, LLC
Its:	General Partner

By:	/s/ Allen Beasley

Name:	W. Allen Beasley

Managing Director

REDPOINT OMEGA ASSOCIATES, LLC

By:	/s/ Allen Beasley

Name:	W. Allen Beasley

Manager

REDPOINT OMEGA, LLC

By:	/s/ Allen Beasley

Name:	W. Allen Beasley

Managing Director
Attention: Intentional misstatements or omissions of fact constitute Federal criminal violations (See 18 U.S.C. 1001)